UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                             GLOBAL SMARTCARDS INC.
                (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)      Title of each class of securities to which transaction applies:
(2)      Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)      Proposed maximum aggregate value of transaction:
(5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

                             GLOBAL SMARTCARDS INC.
                        #1305 - 1090 WEST GEORGIA STREET
                  VANCOUVER, BRITISH COLUMBIA, CANADA, V6E 3V7

            FOR CORPORATE ACTION TO BE TAKEN EFFECTIVE APRIL 28, 2003


                                  INTRODUCTION

This Information Statement will be first sent or given to shareholders of Global Smartcards Inc. (the "Company") on or about April 4, 2003, in connection with corporate action to be taken effective March 24, 2003. The Company has adopted an amendment to its Articles of Incorporation which has an effective date of April 28, 2003.

      **WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND
                                  US A PROXY.**

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

Shareholders of the Company have adopted the amendment to the Articles of Incorporation by means of a written consent dated March 24, 2003. On that date, 4,600,000 shares of Common Stock were issued and outstanding.

VOTING RIGHTS AND REQUIREMENTS

Consent from the holders of a majority of the shares outstanding was required to adopt the amendment to the Articles of Incorporation.

PRINCIPAL SECURITY HOLDERS

The following table sets forth information, as of March 24, 2003, with respect to the beneficial ownership of the Company's common stock by each person known by the Company to be the beneficial owner of more than five percent of the outstanding common stock and by directors and officers of the Company, both individually and as a group:

-----------------------------------------------------------------------------------------------------------------
BENEFICIAL OWNERS                            RELATIONSHIP TO           SHARES OWNED        PERCENT OF CLASS
                                                 COMPANY            BENEFICIALLY AND OF            (1)
                                                                          RECORD
-----------------------------------------------------------------------------------------------------------------
Nick DeMare                                Officer and Director          1,712,500                37.2
-----------------------------------------------------------------------------------------------------------------
All officers and directors, as a                                         1,712,500                37.2
group (1 persons)
-----------------------------------------------------------------------------------------------------------------

Global Smartcards Inc. Information Statement - Page 1

(1)      Based on 4,600,000 shares outstanding as of March 24, 2003.

CHANGES IN CONTROL

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

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                   AMENDMENT TO THE ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------

Pursuant to a Consent to Action in Lieu of Special Meeting dated March 24, 2003, holders of a majority of the Company's outstanding common shares approved an amendment to the Company's Articles of Incorporation (the "Amendment") changing the name of the Company to "Global Energy Inc." The name change shall be effective April 28, 2003.




















Global Smartcards Inc. Information Statement - Page 2